HOME EQUITY ASSET TRUST 2007-1

DERIVED INFORMATION [1/04/07]

[$980,000,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$980,000,100]

Total Certificates Offered & Non-Offered

(Approximate)

Home Equity Pass-Through Certificates, Series 2007-1

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 1/01/07 cutoff date.  Approximately 15.2% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	5,061
Total Outstanding Loan Balance	$993,971,452*	Min	Max
Average Loan Current Balance	$196,398	$10,901	$1,124,000
Weighted Average Original LTV	81.4%**
Weighted Average Coupon	8.16%	5.31%	17.88%
Arm Weighted Average Coupon	8.00%
Fixed Weighted Average Coupon	8.90%
Weighted Average Margin	6.13%	2.25%	10.04%
Weighted Average FICO (Non-Zero)	635
Weighted Average Age (Months)	3
% First Liens	95.4%
% Second Liens	4.6%
% Arms	81.9%
% Fixed	18.1%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$1,000,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.31 - 5.50	2	859,200	0.1	5.38	80.0	631
5.51 - 6.00	48	13,325,348	1.3	5.90	73.7	662
6.01 - 6.50	121	34,542,999	3.5	6.36	75.4	668
6.51 - 7.00	442	113,518,943	11.4	6.86	77.5	657
7.01 - 7.50	719	168,542,519	17.0	7.33	78.5	653
7.51 - 8.00	986	232,459,975	23.4	7.80	79.6	647
8.01 - 8.50	596	131,453,886	13.2	8.28	81.6	629
8.51 - 9.00	516	101,076,019	10.2	8.79	83.2	613
9.01 - 9.50	365	69,093,888	7.0	9.28	84.8	594
9.51 - 10.00	378	58,428,532	5.9	9.77	87.2	588
10.01 - 10.50	208	23,706,424	2.4	10.29	89.6	596
10.51 - 11.00	130	12,205,191	1.2	10.78	91.5	644
11.01 - 11.50	137	9,693,155	1.0	11.36	94.7	637
11.51 - 12.00	125	8,080,187	0.8	11.80	97.5	635
12.01 - 12.50	168	10,358,992	1.0	12.32	98.5	627
12.51 - 13.00	103	5,676,984	0.6	12.73	99.6	622
13.01 - 17.88	17	949,211	0.1	14.42	99.4	625
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
423 - 425	1	20,327	0.0	11.63	100.0	423
451 - 475	14	1,540,203	0.2	9.00	83.1	465
476 - 500	34	4,295,910	0.4	9.41	73.3	493
501 - 525	187	29,219,307	2.9	9.17	73.8	514
526 - 550	292	49,484,119	5.0	9.01	78.0	540
551 - 575	370	68,533,491	6.9	8.62	78.7	564
576 - 600	494	92,501,477	9.3	8.54	82.4	589
601 - 625	865	156,261,731	15.7	8.24	82.3	613
626 - 650	1,042	200,900,753	20.2	8.08	82.3	640
651 - 675	800	175,892,558	17.7	7.90	82.0	662
676 - 700	447	101,152,271	10.2	7.72	81.3	688
701 - 725	255	57,890,570	5.8	7.69	82.4	711
726 - 750	140	31,909,487	3.2	7.70	82.5	737
751 - 775	92	18,150,418	1.8	7.84	82.7	761
776 - 800	22	4,546,982	0.5	7.87	84.9	787
801 - 816	6	1,671,847	0.2	7.51	78.5	808
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
10,901 - 50,000	368	12,358,966	1.2	11.42	96.4	628
50,001 - 100,000	925	69,802,288	7.0	9.65	85.9	618
100,001 - 150,000	1,006	125,035,437	12.6	8.58	82.0	625
150,001 - 200,000	831	145,061,471	14.6	8.08	80.8	630
200,001 - 250,000	587	131,472,033	13.2	8.00	80.2	629
250,001 - 300,000	408	112,337,278	11.3	7.83	80.6	637
300,001 - 350,000	285	91,843,780	9.2	7.87	81.0	641
350,001 - 400,000	221	82,977,984	8.3	7.74	79.5	643
400,001 - 450,000	147	62,722,970	6.3	7.89	82.2	645
450,001 - 500,000	110	52,392,610	5.3	7.62	80.3	655
500,001 - 550,000	46	24,124,241	2.4	7.82	79.7	639
550,001 - 600,000	45	25,904,824	2.6	8.02	81.8	642
600,001 - 650,000	28	17,623,870	1.8	7.81	81.3	650
650,001 - 700,000	23	15,647,882	1.6	7.84	81.3	660
700,001 - 750,000	14	10,214,973	1.0	8.39	79.6	631
750,001 - 800,000	8	6,221,942	0.6	8.14	84.1	656
800,001 - 850,000	3	2,467,212	0.2	9.22	89.9	634
850,001 - 900,000	2	1,739,764	0.2	7.42	80.0	673
900,001 - 950,000	1	945,000	0.1	6.80	85.9	716
950,001 - 1,124,000	3	3,076,926	0.3	8.71	75.6	645
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
11.28 - 50.00	95	14,718,007	1.5	7.96	42.3	606
50.01 - 55.00	42	8,196,132	0.8	7.42	53.3	600
55.01 - 60.00	82	16,293,297	1.6	7.65	58.0	597
60.01 - 65.00	112	22,102,548	2.2	7.82	63.4	599
65.01 - 70.00	164	35,592,856	3.6	8.01	68.6	590
70.01 - 75.00	481	107,257,391	10.8	7.70	74.5	636
75.01 - 80.00	1,967	460,345,606	46.3	7.74	79.9	650
80.01 - 85.00	399	80,011,100	8.0	8.35	84.5	602
85.01 - 90.00	559	113,603,331	11.4	8.54	89.6	619
90.01 - 95.00	205	39,801,298	4.0	8.78	94.7	638
95.01 - 100.00	955	96,049,886	9.7	10.15	100.0	650
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	1,284	227,597,925	22.9	8.64	82.9	632
0.50	13	2,071,785	0.2	8.91	76.6	634
1.00	330	81,276,862	8.2	8.43	81.8	640
2.00	2,015	415,723,563	41.8	8.02	80.8	634
3.00	1,419	267,301,317	26.9	7.89	81.0	639
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	3,120	563,729,604	56.7	7.98	81.6	624
Reduced	820	181,726,821	18.3	8.36	81.8	660
Stated Income / Stated Assets	1,055	236,451,486	23.8	8.46	80.4	640
No Income / No Assets	66	12,063,540	1.2	8.01	83.7	686
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	4,767	947,139,492	95.3	8.14	81.4	635
Second Home	27	6,844,059	0.7	8.14	85.6	654
Investor	267	39,987,901	4.0	8.71	82.0	649
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	966	290,312,264	29.2	7.82	79.8	650
Florida	514	97,099,292	9.8	8.26	80.3	630
Arizona	262	49,729,831	5.0	8.00	82.0	625
Washington	210	46,314,375	4.7	8.05	81.4	644
Nevada	187	41,016,677	4.1	8.03	80.0	632
New York	134	34,924,271	3.5	8.34	79.7	644
Maryland	144	33,344,601	3.4	7.99	80.9	620
Illinois	175	31,632,607	3.2	8.47	82.9	628
New Jersey	119	28,146,630	2.8	8.50	80.6	636
Colorado	141	25,454,596	2.6	7.80	82.6	641
Massachusetts	104	25,207,712	2.5	8.26	82.2	633
Oregon	124	24,802,470	2.5	7.99	80.4	657
Virginia	125	21,519,731	2.2	8.16	80.2	613
Michigan	158	20,234,795	2.0	8.92	85.9	622
Pennsylvania	139	18,697,273	1.9	8.43	84.6	623
Other	1,559	205,534,327	20.7	8.56	83.8	622
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	2,602	488,332,370	49.1	8.20	83.2	655
Refinance - Rate Term	276	49,709,274	5.0	8.26	81.8	621
Refinance - Cashout	2,183	455,929,807	45.9	8.11	79.5	615
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 1Y	1	89,283	0.0	8.25	90.0	589
Arm 2/28	1,428	301,063,899	30.3	8.11	80.6	628
Arm 2/28 - Balloon 40/30	673	170,634,763	17.2	8.19	81.2	620
Arm 2/28 - Balloon 45/30	435	107,739,485	10.8	7.71	79.1	658
Arm 2/28 - Balloon 50/30	80	25,467,028	2.6	7.56	80.2	657
Arm 2/28 - Dual 40/30	5	1,054,726	0.1	7.66	82.3	631
Arm 3/27	347	72,900,197	7.3	8.10	83.8	645
Arm 3/27 - Balloon 40/30	227	57,493,877	5.8	8.10	83.6	630
Arm 3/27 - Balloon 45/30	216	44,472,225	4.5	7.60	78.7	656
Arm 3/27 - Balloon 50/30	23	7,620,804	0.8	7.51	81.1	649
Arm 5/25	57	15,308,985	1.5	7.62	78.7	647
Arm 5/25 - Balloon 40/30	19	4,944,280	0.5	7.10	76.3	638
Arm 5/25 - Balloon 45/30	17	3,456,678	0.3	7.36	77.6	675
Arm 5/25 - Balloon 50/30	4	817,787	0.1	7.12	66.2	590
Arm 7/23 - Balloon 45/30	3	615,922	0.1	7.01	76.5	684
Fixed Balloon 30/15	375	26,215,514	2.6	11.68	99.5	661
Fixed Balloon 40/30	123	20,238,395	2.0	8.22	81.2	628
Fixed Balloon 45/30	85	15,407,766	1.6	7.97	80.4	620
Fixed Balloon 50/30	7	2,168,126	0.2	7.00	78.6	652
Fixed Rate	936	116,261,713	11.7	8.56	81.4	633
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	3,923	748,427,534	75.3	8.15	81.4	633
PUD	544	120,159,265	12.1	8.09	81.3	637
Condo	307	59,178,815	6.0	8.22	82.2	648
2 Family	218	49,690,598	5.0	8.38	80.9	651
3-4 Family	69	16,515,240	1.7	8.52	79.3	665
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.00	99	27,601,838	3.4	6.67	77.2	661
4.01 - 4.50	98	27,336,063	3.4	6.79	78.2	654
4.51 - 5.00	229	58,899,242	7.2	7.06	78.9	649
5.01 - 5.50	352	86,971,796	10.7	7.49	80.3	642
5.51 - 6.00	646	150,362,753	18.5	7.80	79.9	639
6.01 - 6.50	678	158,428,100	19.5	7.93	80.3	632
6.51 - 7.00	720	163,072,730	20.0	8.29	81.5	639
7.01 - 7.50	466	94,677,167	11.6	9.00	84.5	614
7.51 - 8.00	186	35,683,590	4.4	9.39	83.4	615
8.01 - 8.50	39	7,074,048	0.9	9.56	82.1	590
8.51 - 9.00	16	2,835,157	0.3	9.81	89.5	615
9.01 - 10.04	6	737,454	0.1	10.21	83.2	578
Total:	3,535	813,679,937	100.0	8.00	80.8	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
1 - 3	5	658,036	0.1	8.15	84.0	564
4 - 6	19	2,470,434	0.3	7.24	79.2	587
7 - 9	31	5,545,201	0.7	7.29	83.1	588
10 - 12	15	2,914,184	0.4	7.91	77.9	592
13 - 15	21	3,615,699	0.4	8.58	77.0	571
16 - 18	119	26,639,417	3.3	8.14	79.2	617
19 - 21	961	247,271,558	30.4	7.89	79.5	653
22 - 24	1,465	317,939,680	39.1	8.15	81.5	619
25 - 27	10	1,774,558	0.2	8.35	79.0	574
28 - 30	35	8,782,766	1.1	7.99	80.0	623
31 - 33	323	67,186,411	8.3	7.81	79.8	659
34 - 36	431	103,738,341	12.7	8.02	84.3	636
37 >=	100	25,143,652	3.1	7.45	77.6	648
Total:	3,535	813,679,937	100.0	8.00	80.8	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.75 - 11.50	12	3,351,166	0.4	6.01	77.1	617
11.51 - 12.00	49	13,722,146	1.7	6.12	75.1	648
12.01 - 12.50	97	28,319,213	3.5	6.43	76.8	666
12.51 - 13.00	332	86,067,530	10.6	6.88	78.2	659
13.01 - 13.50	560	135,158,706	16.6	7.33	79.1	657
13.51 - 14.00	772	188,616,155	23.2	7.79	79.5	649
14.01 - 14.50	484	114,335,251	14.1	8.20	81.6	631
14.51 - 15.00	456	99,605,177	12.2	8.60	82.9	622
15.01 - 15.50	299	63,785,648	7.8	9.16	84.3	596
15.51 - 16.00	293	51,523,889	6.3	9.62	86.1	586
16.01 - 16.50	106	17,969,816	2.2	9.99	87.3	580
16.51 - 17.00	53	8,165,737	1.0	10.23	85.4	573
17.01 - 17.50	17	2,117,993	0.3	10.77	84.2	549
17.51 - 18.00	4	807,269	0.1	11.25	73.8	610
18.01 - 18.93	1	134,241	0.0	11.93	80.0	500
Total:	3,535	813,679,937	100.0	8.00	80.8	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
4.75 - 5.50	25	5,744,297	0.7	7.26	77.1	619
5.51 - 6.00	60	14,969,553	1.8	6.51	74.5	647
6.01 - 6.50	132	38,737,242	4.8	6.81	77.2	654
6.51 - 7.00	386	98,437,508	12.1	7.04	78.4	655
7.01 - 7.50	585	142,517,416	17.5	7.33	79.0	657
7.51 - 8.00	814	200,390,452	24.6	7.82	79.7	648
8.01 - 8.50	460	107,686,034	13.2	8.28	82.0	629
8.51 - 9.00	394	83,185,033	10.2	8.80	83.4	614
9.01 - 9.50	280	57,380,320	7.1	9.28	85.0	592
9.51 - 10.00	261	44,333,364	5.4	9.76	87.8	584
10.01 - 10.50	90	14,492,694	1.8	10.26	87.8	571
10.51 - 11.00	35	4,505,679	0.6	10.74	83.8	594
11.01 - 11.50	9	878,525	0.1	11.30	82.8	557
11.51 - 11.93	4	421,820	0.1	11.78	78.4	533
Total:	3,535	813,679,937	100.0	8.00	80.8	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	6	1,245,199	0.2	8.65	84.1	628
1.50	38	8,930,380	1.1	8.57	79.2	603
2.00	99	25,500,805	3.1	7.67	79.1	636
3.00	3,392	778,003,553	95.6	8.00	80.9	636
Total:	3,535	813,679,937	100.0	8.00	80.8	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	3,443	787,698,865	96.8	7.99	80.9	636
1.50	55	11,999,588	1.5	8.56	79.8	594
2.00	37	13,981,485	1.7	8.12	80.1	621
Total:	3,535	813,679,937	100.0	8.00	80.8	635

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	4,575	842,814,947	84.8	8.30	81.6	630
24	5	1,820,100	0.2	7.38	79.0	637
60	472	146,511,038	14.7	7.42	80.6	664
120	9	2,825,367	0.3	7.54	78.6	671
Total:	5,061	993,971,452	100.0	8.16	81.4	635

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Own It Collateral (Aggregate Pool)

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 1/01/07 cutoff date.  Approximately 13.4% of the mortgage loans do not provide for any payments of principal in the first five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Each of the Own It originated Mortgage Loans funded into the deal will current as of the related cutoff date.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	1,191
Total Outstanding Loan Balance	$248,582,930*	Min	Max
Average Loan Current Balance	$208,718	$16,534	$958,978
Weighted Average Original LTV	79.4%**
Weighted Average Coupon	7.74%	5.50%	13.50%
Arm Weighted Average Coupon	7.65%
Fixed Weighted Average Coupon	8.32%
Weighted Average Margin	6.64%	4.50%	8.75%
Weighted Average FICO (Non-Zero)	658
Weighted Average Age (Months)	4
% First Liens	98.5%
% Second Liens	1.5%
% Arms	86.3%
% Fixed	13.7%
% of Loans with Mortgage Insurance	0.0%

*

Approximately [$250,000,000] of the approximate [$1,000,000,100] total collateral will consist of loans originated by Own It.

**

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 1 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 1/01/07 cutoff date.  Approximately 12.6% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,722
Total Outstanding Loan Balance	$442,956,868*	Min	Max
Average Loan Current Balance	$162,732	$10,947	$548,250
Weighted Average Original LTV	81.6%**
Weighted Average Coupon	8.16%	5.64%	14.00%
Arm Weighted Average Coupon	8.09%
Fixed Weighted Average Coupon	8.49%
Weighted Average Margin	6.12%	2.36%	9.60%
Weighted Average FICO (Non-Zero)	630
Weighted Average Age (Months)	3
% First Liens	97.1%
% Second Liens	2.9%
% Arms	81.5%
% Fixed	18.5%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$443,880,800]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.64 - 6.00	30	6,921,518	1.6	5.90	71.5	679
6.01 - 6.50	78	19,165,413	4.3	6.37	73.3	661
6.51 - 7.00	262	57,054,872	12.9	6.84	77.5	660
7.01 - 7.50	364	68,040,957	15.4	7.32	78.2	652
7.51 - 8.00	472	86,599,123	19.6	7.82	80.1	639
8.01 - 8.50	312	57,329,724	12.9	8.30	82.8	628
8.51 - 9.00	316	53,127,532	12.0	8.79	84.7	606
9.01 - 9.50	216	35,203,698	7.9	9.27	85.4	588
9.51 - 10.00	240	31,712,589	7.2	9.78	86.0	581
10.01 - 10.50	122	12,161,682	2.7	10.29	89.9	586
10.51 - 11.00	52	3,957,507	0.9	10.72	87.8	606
11.01 - 11.50	55	2,728,900	0.6	11.36	94.2	621
11.51 - 12.00	60	3,135,880	0.7	11.81	95.1	617
12.01 - 12.50	88	3,826,561	0.9	12.35	98.2	618
12.51 - 13.00	51	1,903,570	0.4	12.69	99.9	617
13.01 - 14.00	4	87,342	0.0	13.51	93.5	598
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
423 - 425	1	20,327	0.0	11.63	100.0	423
451 - 475	3	252,033	0.1	8.19	83.2	458
476 - 500	12	1,297,147	0.3	10.23	73.7	494
501 - 525	92	12,598,265	2.8	9.63	76.3	515
526 - 550	148	24,163,356	5.5	9.23	79.7	541
551 - 575	210	36,926,432	8.3	8.77	80.0	564
576 - 600	293	48,180,159	10.9	8.62	83.4	589
601 - 625	509	77,371,248	17.5	8.25	82.4	613
626 - 650	599	94,417,260	21.3	7.95	81.9	639
651 - 675	402	67,511,757	15.2	7.76	81.6	661
676 - 700	226	39,896,554	9.0	7.58	81.2	687
701 - 725	115	20,025,986	4.5	7.49	83.0	710
726 - 750	57	10,480,303	2.4	7.38	81.1	737
751 - 775	42	7,364,945	1.7	7.63	78.6	761
776 - 800	11	1,811,517	0.4	7.70	84.6	784
801 - 808	2	639,581	0.1	7.26	81.4	805
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
10,947 - 50,000	247	7,932,464	1.8	11.55	97.9	631
50,001 - 100,000	526	39,927,083	9.0	9.24	84.9	617
100,001 - 150,000	624	77,840,527	17.6	8.31	81.7	626
150,001 - 200,000	520	90,626,136	20.5	7.99	81.0	633
200,001 - 250,000	332	74,029,183	16.7	8.00	80.3	629
250,001 - 300,000	195	53,667,010	12.1	7.81	81.0	630
300,001 - 350,000	137	44,216,421	10.0	7.80	81.4	638
350,001 - 400,000	112	42,128,919	9.5	7.77	79.4	628
400,001 - 450,000	23	9,580,359	2.2	8.18	83.1	634
450,001 - 500,000	3	1,454,356	0.3	7.29	69.6	636
500,001 - 548,250	3	1,554,410	0.4	7.66	80.1	680
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
11.28 - 50.00	55	8,939,276	2.0	7.64	41.6	631
50.01 - 55.00	26	5,158,182	1.2	7.42	53.2	615
55.01 - 60.00	45	8,367,331	1.9	7.51	58.2	617
60.01 - 65.00	54	10,943,735	2.5	7.70	63.4	617
65.01 - 70.00	88	17,312,471	3.9	7.90	68.6	606
70.01 - 75.00	239	44,598,724	10.1	7.73	74.2	632
75.01 - 80.00	910	164,088,669	37.0	7.71	79.8	640
80.01 - 85.00	273	50,045,156	11.3	8.40	84.6	604
85.01 - 90.00	410	70,014,104	15.8	8.59	89.7	621
90.01 - 95.00	153	26,838,609	6.1	8.55	94.6	639
95.01 - 100.00	469	36,650,612	8.3	9.94	99.9	642
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	680	101,963,037	23.0	8.66	83.8	622
0.50	7	546,872	0.1	8.10	62.2	618
1.00	134	26,151,710	5.9	8.42	81.9	638
2.00	1,086	178,975,636	40.4	8.12	80.9	622
3.00	815	135,319,613	30.5	7.79	80.8	643
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	1,865	287,431,072	64.9	8.03	82.3	627
Reduced	261	41,534,937	9.4	8.33	81.4	646
Stated Income / Stated Assets	578	111,459,822	25.2	8.45	79.7	628
No Income / No Assets	18	2,531,038	0.6	7.98	83.2	670
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	2,556	417,158,067	94.2	8.14	81.4	627
Second Home	17	3,289,408	0.7	8.29	85.3	659
Investor	149	22,509,393	5.1	8.48	83.5	673
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	339	87,973,188	19.9	7.63	76.4	633
Florida	231	39,765,393	9.0	8.20	80.4	625
Arizona	159	26,558,686	6.0	7.87	82.1	631
Illinois	123	21,230,195	4.8	8.44	83.2	625
Washington	107	19,322,629	4.4	7.93	80.6	639
Colorado	113	18,686,981	4.2	7.73	83.0	643
Nevada	99	18,327,949	4.1	7.93	78.9	642
Maryland	83	17,935,475	4.0	8.12	82.2	613
Oregon	87	15,053,105	3.4	7.70	80.7	663
Massachusetts	58	12,300,851	2.8	8.02	83.9	649
New Jersey	57	11,564,445	2.6	8.53	80.5	631
Michigan	102	11,284,725	2.5	9.06	87.6	615
Pennsylvania	88	10,762,499	2.4	8.53	85.4	628
Ohio	103	9,865,407	2.2	8.77	87.4	618
Virginia	65	9,770,421	2.2	8.27	82.2	618
Other	908	112,554,920	25.4	8.59	84.3	622
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	1,060	129,991,921	29.3	8.27	84.1	644
Refinance - Rate Term	209	34,659,636	7.8	8.32	82.3	621
Refinance - Cashout	1,453	278,305,311	62.8	8.09	80.3	624
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 1Y	1	89,283	0.0	8.25	90.0	589
Arm 2/28	829	140,376,359	31.7	8.32	81.3	615
Arm 2/28 - Balloon 40/30	376	77,224,646	17.4	8.22	81.8	612
Arm 2/28 - Balloon 45/30	204	39,290,816	8.9	7.67	79.2	650
Arm 2/28 - Balloon 50/30	32	7,345,213	1.7	7.22	79.3	651
Arm 2/28 - Dual 40/30	2	439,378	0.1	8.76	88.2	622
Arm 3/27	210	35,674,218	8.1	8.12	82.9	637
Arm 3/27 - Balloon 40/30	126	24,488,796	5.5	8.06	81.9	619
Arm 3/27 - Balloon 45/30	123	21,398,258	4.8	7.57	78.8	659
Arm 3/27 - Balloon 50/30	10	2,507,511	0.6	7.18	80.1	660
Arm 5/25	34	6,416,678	1.4	7.62	78.9	641
Arm 5/25 - Balloon 40/30	13	3,075,474	0.7	6.99	75.7	637
Arm 5/25 - Balloon 45/30	9	1,396,073	0.3	7.46	77.9	663
Arm 5/25 - Balloon 50/30	4	817,787	0.2	7.12	66.2	590
Arm 7/23 - Balloon 45/30	3	615,922	0.1	7.01	76.5	684
Fixed Balloon 30/15	121	4,877,788	1.1	11.80	99.8	650
Fixed Balloon 40/30	66	10,012,982	2.3	7.95	82.1	647
Fixed Balloon 45/30	46	7,081,598	1.6	8.05	83.7	630
Fixed Balloon 50/30	3	592,818	0.1	6.93	78.2	677
Fixed Rate	510	59,235,271	13.4	8.38	83.0	652
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	2,181	343,841,087	77.6	8.17	81.8	626
PUD	240	45,933,484	10.4	7.94	80.9	641
Condo	176	28,453,569	6.4	8.23	82.5	637
2 Family	90	16,459,782	3.7	8.35	79.8	631
3-4 Family	35	8,268,946	1.9	8.35	77.2	670
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.36 - 4.00	48	11,388,999	3.2	6.55	74.3	653
4.01 - 4.50	56	12,713,316	3.5	6.67	77.7	660
4.51 - 5.00	143	31,760,085	8.8	7.01	78.9	640
5.01 - 5.50	187	38,257,644	10.6	7.63	80.0	634
5.51 - 6.00	374	69,373,176	19.2	7.84	80.1	637
6.01 - 6.50	364	66,925,668	18.5	8.03	80.6	624
6.51 - 7.00	384	66,253,723	18.3	8.51	82.2	616
7.01 - 7.50	270	40,873,482	11.3	9.20	85.0	599
7.51 - 8.00	110	17,405,093	4.8	9.56	84.9	595
8.01 - 8.50	30	4,814,584	1.3	9.62	83.1	586
8.51 - 9.00	7	1,139,513	0.3	9.85	87.8	596
9.01 - 9.60	3	251,126	0.1	9.79	78.9	570
Total:	1,976	361,156,410	100.0	8.09	81.0	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
1 - 3	2	250,584	0.1	7.09	73.8	601
4 - 6	9	1,216,283	0.3	7.46	77.4	594
7 - 9	17	2,823,033	0.8	7.36	82.2	602
10 - 12	6	954,126	0.3	8.40	82.7	617
13 - 15	9	1,764,032	0.5	9.02	81.8	584
16 - 18	59	11,991,499	3.3	8.04	79.2	625
19 - 21	434	83,106,802	23.0	7.93	79.4	641
22 - 24	920	163,563,815	45.3	8.32	82.1	610
25 - 27	4	583,109	0.2	9.23	81.7	586
28 - 30	19	3,775,702	1.0	7.99	78.6	611
31 - 33	176	31,120,239	8.6	7.75	80.3	656
34 - 36	258	47,685,253	13.2	8.02	82.6	630
37 >=	63	12,321,934	3.4	7.38	77.0	641
Total:	1,976	361,156,410	100.0	8.09	81.0	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.75 - 11.50	8	1,925,795	0.5	6.22	72.7	617
11.51 - 12.00	27	6,125,209	1.7	6.04	71.3	667
12.01 - 12.50	58	14,247,011	3.9	6.42	75.4	661
12.51 - 13.00	195	41,661,285	11.5	6.89	78.5	655
13.01 - 13.50	287	55,082,983	15.3	7.33	78.7	650
13.51 - 14.00	368	69,578,773	19.3	7.80	79.6	638
14.01 - 14.50	252	47,334,889	13.1	8.25	82.0	625
14.51 - 15.00	263	46,229,433	12.8	8.69	83.9	606
15.01 - 15.50	192	33,516,437	9.3	9.16	84.4	587
15.51 - 16.00	208	29,291,708	8.1	9.66	85.7	581
16.01 - 16.50	71	10,335,338	2.9	10.05	87.7	581
16.51 - 17.00	34	4,362,526	1.2	10.33	81.4	555
17.01 - 17.50	10	1,123,656	0.3	10.80	82.2	544
17.51 - 18.00	2	207,127	0.1	11.67	80.7	564
18.01 - 18.93	1	134,241	0.0	11.93	80.0	500
Total:	1,976	361,156,410	100.0	8.09	81.0	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
4.75 - 5.50	18	3,862,445	1.1	7.59	78.1	620
5.51 - 6.00	35	7,866,421	2.2	6.55	71.9	650
6.01 - 6.50	79	19,426,500	5.4	6.76	75.7	648
6.51 - 7.00	222	46,836,780	13.0	7.07	78.1	651
7.01 - 7.50	299	56,881,712	15.7	7.33	78.4	651
7.51 - 8.00	376	70,363,088	19.5	7.83	80.2	639
8.01 - 8.50	236	44,599,619	12.3	8.30	82.6	625
8.51 - 9.00	243	42,175,104	11.7	8.80	84.6	602
9.01 - 9.50	182	30,929,771	8.6	9.28	85.1	583
9.51 - 10.00	192	26,287,447	7.3	9.78	85.9	574
10.01 - 10.50	63	8,538,344	2.4	10.29	87.8	570
10.51 - 11.00	23	2,528,213	0.7	10.69	82.3	575
11.01 - 11.50	5	519,598	0.1	11.28	80.0	547
11.51 - 11.93	3	341,368	0.1	11.77	80.4	539
Total:	1,976	361,156,410	100.0	8.09	81.0	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	3	733,761	0.2	8.24	88.9	640
1.50	18	3,762,237	1.0	8.26	82.0	620
2.00	49	11,644,261	3.2	7.77	79.1	632
3.00	1,906	345,016,152	95.5	8.10	81.1	625
Total:	1,976	361,156,410	100.0	8.09	81.0	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	1,933	351,682,427	97.4	8.08	81.1	626
1.50	28	5,407,744	1.5	8.47	81.6	602
2.00	15	4,066,239	1.1	7.92	77.1	610
Total:	1,976	361,156,410	100.0	8.09	81.0	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	2,487	387,259,051	87.4	8.27	81.8	626
24	3	872,100	0.2	7.42	73.1	613
60	226	53,524,989	12.1	7.40	80.4	652
120	6	1,300,727	0.3	7.34	73.2	666
Total:	2,722	442,956,868	100.0	8.16	81.6	630

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Own It Collateral (Group 1)

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 1/01/07 cutoff date.  Approximately 6.8% of the mortgage loans do not provide for any payments of principal in the first five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Each of the Own It originated Mortgage Loans funded into the deal will current as of the related cutoff date.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	611
Total Outstanding Loan Balance	$97,619,473*	Min	Max
Average Loan Current Balance	$159,770	$16,534	$548,250
Weighted Average Original LTV	80.1%**
Weighted Average Coupon	7.75%	5.88%	12.50%
Arm Weighted Average Coupon	7.65%
Fixed Weighted Average Coupon	8.31%
Weighted Average Margin	6.62%	4.88%	8.75%
Weighted Average FICO (Non-Zero)	654
Weighted Average Age (Months)	4
% First Liens	98.6%
% Second Liens	1.4%
% Arms	84.0%
% Fixed	16.0%
% of Loans with Mortgage Insurance	0.0%

*

Approximately [$97,825,000] of the approximate [$443,800,800] Group 1 collateral will consist of loans originated by Own It.

**

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 2 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 1/01/07 cutoff date.  Approximately 17.3% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Each of the Own It originated Mortgage Loans funded into the deal will current as of the related cutoff date.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,339
Total Outstanding Loan Balance	$551,014,584*	Min	Max
Average Loan Current Balance	$235,577	$10,901	$1,124,000
Weighted Average Original LTV	81.3%**
Weighted Average Coupon	8.16%	5.31%	17.88%
Arm Weighted Average Coupon	7.93%
Fixed Weighted Average Coupon	9.24%
Weighted Average Margin	6.15%	2.25%	10.04%
Weighted Average FICO (Non-Zero)	640
Weighted Average Age (Months)	3
% First Liens	94.1%
% Second Liens	5.9%
% Arms	82.1%
% Fixed	17.9%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$556,119,300]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.31 - 5.50	2	859,200	0.2	5.38	80.0	631
5.51 - 6.00	18	6,403,829	1.2	5.89	76.1	643
6.01 - 6.50	43	15,377,586	2.8	6.35	78.2	676
6.51 - 7.00	180	56,464,071	10.2	6.87	77.5	653
7.01 - 7.50	355	100,501,562	18.2	7.34	78.7	654
7.51 - 8.00	514	145,860,851	26.5	7.80	79.3	652
8.01 - 8.50	284	74,124,162	13.5	8.26	80.8	629
8.51 - 9.00	200	47,948,487	8.7	8.79	81.5	622
9.01 - 9.50	149	33,890,190	6.2	9.29	84.2	601
9.51 - 10.00	138	26,715,942	4.8	9.75	88.7	596
10.01 - 10.50	86	11,544,743	2.1	10.28	89.2	606
10.51 - 11.00	78	8,247,684	1.5	10.80	93.3	663
11.01 - 11.50	82	6,964,255	1.3	11.36	94.9	643
11.51 - 12.00	65	4,944,307	0.9	11.79	99.0	646
12.01 - 12.50	80	6,532,431	1.2	12.31	98.7	633
12.51 - 13.00	52	3,773,415	0.7	12.75	99.5	625
13.01 - 17.88	13	861,868	0.2	14.52	100.0	628
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
459 - 475	11	1,288,170	0.2	9.15	83.1	467
476 - 500	22	2,998,763	0.5	9.05	73.1	493
501 - 525	95	16,621,042	3.0	8.83	71.9	514
526 - 550	144	25,320,764	4.6	8.79	76.3	539
551 - 575	160	31,607,059	5.7	8.45	77.1	564
576 - 600	201	44,321,318	8.0	8.45	81.3	589
601 - 625	356	78,890,483	14.3	8.24	82.2	613
626 - 650	443	106,483,494	19.3	8.20	82.6	640
651 - 675	398	108,380,800	19.7	7.99	82.2	662
676 - 700	221	61,255,718	11.1	7.81	81.3	688
701 - 725	140	37,864,585	6.9	7.80	82.2	711
726 - 750	83	21,429,184	3.9	7.86	83.3	737
751 - 775	50	10,785,473	2.0	7.98	85.5	760
776 - 800	11	2,735,465	0.5	7.98	85.1	788
801 - 816	4	1,032,266	0.2	7.67	76.7	810
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
10,901 - 50,000	121	4,426,502	0.8	11.20	93.8	623
50,001 - 100,000	399	29,875,205	5.4	10.20	87.2	619
100,001 - 150,000	382	47,194,911	8.6	9.03	82.6	623
150,001 - 200,000	311	54,435,335	9.9	8.22	80.3	626
200,001 - 250,000	255	57,442,850	10.4	8.01	80.0	629
250,001 - 300,000	213	58,670,269	10.6	7.85	80.3	644
300,001 - 350,000	148	47,627,359	8.6	7.93	80.5	643
350,001 - 400,000	109	40,849,065	7.4	7.71	79.5	658
400,001 - 450,000	124	53,142,611	9.6	7.84	82.1	647
450,001 - 500,000	107	50,938,254	9.2	7.63	80.7	656
500,001 - 550,000	43	22,569,830	4.1	7.83	79.7	636
550,001 - 600,000	45	25,904,824	4.7	8.02	81.8	642
600,001 - 650,000	28	17,623,870	3.2	7.81	81.3	650
650,001 - 700,000	23	15,647,882	2.8	7.84	81.3	660
700,001 - 750,000	14	10,214,973	1.9	8.39	79.6	631
750,001 - 800,000	8	6,221,942	1.1	8.14	84.1	656
800,001 - 850,000	3	2,467,212	0.4	9.22	89.9	634
850,001 - 900,000	2	1,739,764	0.3	7.42	80.0	673
900,001 - 950,000	1	945,000	0.2	6.80	85.9	716
950,001 - 1,124,000	3	3,076,926	0.6	8.71	75.6	645
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
15.45 - 50.00	40	5,778,731	1.0	8.47	43.4	568
50.01 - 55.00	16	3,037,950	0.6	7.44	53.5	575
55.01 - 60.00	37	7,925,966	1.4	7.80	57.9	576
60.01 - 65.00	58	11,158,813	2.0	7.93	63.5	582
65.01 - 70.00	76	18,280,385	3.3	8.10	68.7	575
70.01 - 75.00	242	62,658,667	11.4	7.69	74.6	639
75.01 - 80.00	1,057	296,256,938	53.8	7.76	79.9	655
80.01 - 85.00	126	29,965,944	5.4	8.28	84.3	598
85.01 - 90.00	149	43,589,227	7.9	8.46	89.5	616
90.01 - 95.00	52	12,962,689	2.4	9.26	94.9	635
95.01 - 100.00	486	59,399,275	10.8	10.27	100.0	655
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	604	125,634,888	22.8	8.61	82.1	641
0.50	6	1,524,913	0.3	9.20	81.8	640
1.00	196	55,125,152	10.0	8.44	81.7	641
2.00	929	236,747,927	43.0	7.94	80.8	643
3.00	604	131,981,704	24.0	8.00	81.2	634
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	1,255	276,298,533	50.1	7.92	81.0	621
Reduced	559	140,191,885	25.4	8.37	81.9	664
Stated Income / Stated Assets	477	124,991,665	22.7	8.47	81.1	652
No Income / No Assets	48	9,532,502	1.7	8.02	83.8	690
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	2,211	529,981,426	96.2	8.14	81.3	641
Second Home	10	3,554,651	0.6	8.00	85.8	650
Investor	118	17,478,508	3.2	9.00	80.1	618
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	627	202,339,076	36.7	7.90	81.3	657
Florida	283	57,333,899	10.4	8.30	80.2	634
Washington	103	26,991,746	4.9	8.13	81.9	647
New York	81	25,272,040	4.6	8.28	79.1	648
Arizona	103	23,171,145	4.2	8.14	81.9	618
Nevada	88	22,688,728	4.1	8.11	80.9	623
New Jersey	62	16,582,185	3.0	8.48	80.7	640
Georgia	121	16,470,089	3.0	8.84	84.2	632
Maryland	61	15,409,127	2.8	7.83	79.5	628
Massachusetts	46	12,906,862	2.3	8.50	80.6	618
Virginia	60	11,749,310	2.1	8.07	78.6	610
Illinois	52	10,402,412	1.9	8.54	82.3	633
Oregon	37	9,749,365	1.8	8.44	80.0	646
Michigan	56	8,950,069	1.6	8.75	83.8	629
Pennsylvania	51	7,934,774	1.4	8.30	83.5	615
Other	508	83,063,757	15.1	8.37	82.2	623
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	1,542	358,340,450	65.0	8.18	82.8	659
Refinance - Rate Term	67	15,049,639	2.7	8.13	80.6	620
Refinance - Cashout	730	177,624,496	32.2	8.14	78.2	602
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 2/28	599	160,687,540	29.2	7.92	80.1	640
Arm 2/28 - Balloon 40/30	297	93,410,117	17.0	8.15	80.8	626
Arm 2/28 - Balloon 45/30	231	68,448,669	12.4	7.73	79.1	662
Arm 2/28 - Balloon 50/30	48	18,121,815	3.3	7.70	80.6	659
Arm 2/28 - Dual 40/30	3	615,349	0.1	6.87	78.1	637
Arm 3/27	137	37,225,979	6.8	8.07	84.7	653
Arm 3/27 - Balloon 40/30	101	33,005,081	6.0	8.12	84.8	639
Arm 3/27 - Balloon 45/30	93	23,073,967	4.2	7.63	78.6	653
Arm 3/27 - Balloon 50/30	13	5,113,293	0.9	7.67	81.6	644
Arm 5/25	23	8,892,306	1.6	7.61	78.6	651
Arm 5/25 - Balloon 40/30	6	1,868,806	0.3	7.27	77.1	640
Arm 5/25 - Balloon 45/30	8	2,060,605	0.4	7.30	77.4	684
Fixed Balloon 30/15	254	21,337,726	3.9	11.66	99.5	664
Fixed Balloon 40/30	57	10,225,413	1.9	8.48	80.3	608
Fixed Balloon 45/30	39	8,326,168	1.5	7.91	77.6	612
Fixed Balloon 50/30	4	1,575,308	0.3	7.03	78.7	643
Fixed Rate	426	57,026,442	10.3	8.74	79.9	615
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	1,742	404,586,447	73.4	8.12	81.2	638
PUD	304	74,225,781	13.5	8.19	81.6	633
2 Family	128	33,230,816	6.0	8.40	81.5	660
Condo	131	30,725,245	5.6	8.20	81.9	657
3-4 Family	34	8,246,294	1.5	8.68	81.4	660
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.00	51	16,212,839	3.6	6.76	79.1	666
4.01 - 4.50	42	14,622,747	3.2	6.88	78.6	650
4.51 - 5.00	86	27,139,156	6.0	7.13	78.9	659
5.01 - 5.50	165	48,714,151	10.8	7.38	80.6	648
5.51 - 6.00	272	80,989,577	17.9	7.78	79.8	640
6.01 - 6.50	314	91,502,432	20.2	7.85	80.0	637
6.51 - 7.00	336	96,819,006	21.4	8.14	81.0	655
7.01 - 7.50	196	53,803,685	11.9	8.84	84.0	625
7.51 - 8.00	76	18,278,497	4.0	9.22	82.0	633
8.01 - 8.50	9	2,259,464	0.5	9.44	80.0	601
8.51 - 9.00	9	1,695,644	0.4	9.78	90.6	627
9.01 - 10.04	3	486,328	0.1	10.43	85.4	582
Total:	1,559	452,523,527	100.0	7.93	80.7	643

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
1 - 3	3	407,452	0.1	8.80	90.2	542
4 - 6	10	1,254,151	0.3	7.02	81.0	579
7 - 9	14	2,722,168	0.6	7.21	84.0	574
10 - 12	9	1,960,058	0.4	7.67	75.6	580
13 - 15	12	1,851,667	0.4	8.16	72.5	558
16 - 18	60	14,647,917	3.2	8.21	79.2	611
19 - 21	527	164,164,756	36.3	7.88	79.5	660
22 - 24	545	154,375,865	34.1	7.98	80.8	629
25 - 27	6	1,191,449	0.3	7.91	77.6	568
28 - 30	16	5,007,064	1.1	7.99	81.0	632
31 - 33	147	36,066,173	8.0	7.87	79.4	662
34 - 36	173	56,053,089	12.4	8.03	85.8	642
37 >=	37	12,821,718	2.8	7.51	78.2	655
Total:	1,559	452,523,527	100.0	7.93	80.7	643

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
11.25 - 11.50	4	1,425,371	0.3	5.73	83.0	618
11.51 - 12.00	22	7,596,937	1.7	6.18	78.3	632
12.01 - 12.50	39	14,072,202	3.1	6.44	78.1	672
12.51 - 13.00	137	44,406,245	9.8	6.88	78.0	663
13.01 - 13.50	273	80,075,724	17.7	7.33	79.3	662
13.51 - 14.00	404	119,037,382	26.3	7.78	79.4	654
14.01 - 14.50	232	67,000,362	14.8	8.16	81.3	635
14.51 - 15.00	193	53,375,744	11.8	8.52	82.0	636
15.01 - 15.50	107	30,269,211	6.7	9.15	84.3	606
15.51 - 16.00	85	22,232,180	4.9	9.56	86.6	594
16.01 - 16.50	35	7,634,478	1.7	9.90	86.9	579
16.51 - 17.00	19	3,803,212	0.8	10.12	89.9	594
17.01 - 17.50	7	994,337	0.2	10.73	86.5	553
17.51 - 17.99	2	600,143	0.1	11.10	71.5	626
Total:	1,559	452,523,527	100.0	7.93	80.7	643

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
4.88 - 5.50	7	1,881,852	0.4	6.58	75.1	617
5.51 - 6.00	25	7,103,132	1.6	6.45	77.4	644
6.01 - 6.50	53	19,310,742	4.3	6.87	78.8	660
6.51 - 7.00	164	51,600,728	11.4	7.02	78.7	657
7.01 - 7.50	286	85,635,704	18.9	7.33	79.4	661
7.51 - 8.00	438	130,027,363	28.7	7.81	79.5	654
8.01 - 8.50	224	63,086,415	13.9	8.26	81.5	632
8.51 - 9.00	151	41,009,929	9.1	8.80	82.1	626
9.01 - 9.50	98	26,450,549	5.8	9.29	84.9	603
9.51 - 10.00	69	18,045,917	4.0	9.73	90.5	598
10.01 - 10.50	27	5,954,350	1.3	10.22	87.8	573
10.51 - 11.00	12	1,977,465	0.4	10.80	85.9	618
11.01 - 11.50	4	358,927	0.1	11.33	86.8	573
11.51 -11.83	1	80,452	0.0	11.83	70.0	509
Total:	1,559	452,523,527	100.0	7.93	80.7	643

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	3	511,439	0.1	9.23	77.4	610
1.50	20	5,168,144	1.1	8.79	77.2	591
2.00	50	13,856,543	3.1	7.58	79.0	639
3.00	1,486	432,987,402	95.7	7.93	80.8	644
Total:	1,559	452,523,527	100.0	7.93	80.7	643

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	1,510	436,016,437	96.4	7.91	80.7	645
1.50	27	6,591,844	1.5	8.64	78.3	588
2.00	22	9,915,246	2.2	8.20	81.3	626
Total:	1,559	452,523,527	100.0	7.93	80.7	643

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	2,088	455,555,895	82.7	8.31	81.4	634
24	2	948,000	0.2	7.35	84.4	659
60	246	92,986,049	16.9	7.43	80.7	671
120	3	1,524,640	0.3	7.72	83.3	675
Total:	2,339	551,014,584	100.0	8.16	81.3	640

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Own It Collateral (Group 2)

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 1/01/07 cutoff date.  Approximately 17.6% of the mortgage loans do not provide for any payments of principal in the first five years following origination.  The final numbers will be found in the prospectus supplement.   Each of the Own It originated Mortgage Loans funded into the deal will current as of the related cutoff date.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	580
Total Outstanding Loan Balance	$150,963,457*	Min	Max
Average Loan Current Balance	$260,282	$23,938	$958,978
Weighted Average Original LTV	78.9%**
Weighted Average Coupon	7.73%	5.50%	13.50%
Arm Weighted Average Coupon	7.65%
Fixed Weighted Average Coupon	8.33%
Weighted Average Margin	6.65%	4.50%	8.75%
Weighted Average FICO (Non-Zero)	661
Weighted Average Age (Months)	4
% First Liens	98.4%
% Second Liens	1.6%
% Arms	87.8%
% Fixed	12.2%
% of Loans with Mortgage Insurance	0.0%

*

Approximately [$152,175,000] of the approximate [$556,119,300] Group 2 collateral will consist of loans originated by Own It.

**

Note, for second liens, CLTV is employed in this calculation.